UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONTINENTAL RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

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Continental Resources, Inc. to Purchase 37,900 Net Acres in the Bakken Play With 2.5 MBoe Average Daily

Production

OKLAHOMA CITY, Okla., March 28, 2012 /PRNewswire/ – Continental Resources, Inc. (NYSE: CLR) has entered into an agreement to purchase the assets of Wheatland Oil Inc. of Enid, Oklahoma. Wheatland’s principal assets are an ownership of approximately 5% of the interest acquired by Continental Resources in all leases and wells in a defined portion of the Bakken play pursuant to a participation agreement effective January 1, 2002.

The purchase price of $340 million is anticipated to result in the issuance of between 3.90 million and 4.25 million shares of Continental Resources’ common stock, subject to customary purchase price adjustments. The number of shares will be determined based on a 20 day average of the daily sale prices prior to closing of the transaction. The average daily price determination will be subject to a floor of $80.00 per share and a ceiling of $87.18 per share.

Wheatland’s assets include 37,900 net acres in the North Dakota and Montana Bakken play and interests in more than 1,000 gross wells, with net proved reserves of 17 MMBoe (million barrels of oil equivalent) as of year-end 2011 and production of 2.5 MBoepd (thousand barrels of oil equivalent per day) in December 2011.

Wheatland is owned 75% by the Revocable Inter Vivos Trust of Harold G. Hamm, of which Harold Hamm is sole trustee and beneficiary, and 25% by Jeff Hume. Mr. Hamm is Chairman of the Board, Chief Executive Officer and the majority shareholder of Continental Resources. Mr. Hume is President and Chief Operating Officer of Continental Resources.

A special independent and disinterested committee of Continental Resources’ Board of Directors was formed to consider and evaluate the proposed transaction with Wheatland, to determine whether to pursue a transaction with Wheatland and, to the extent a determination to pursue such a transaction was made, to negotiate the terms of the purchase and sale agreement for Continental Resources, and make a recommendation to the disinterested members of the Continental Resources’ Board of Directors as to the advisability of the transaction. Evercore Partners served as independent financial advisor for the committee and Weil, Gotshal & Manges LLP served as independent counsel for the committee.

Continental Resources intends to seek a shareholder vote as required under Section 312.03(b) of the New York Stock Exchange Listed Company Manual and as required under the terms of the purchase and sale agreement at its upcoming 2012 Annual Meeting of Shareholders. Section 312.03(b) of the New York Stock Exchange Listed Company Manual requires shareholder approval prior to the issuance of common stock to a director, officer or substantial security holder of Continental Resources if the number of shares of common stock exceeds either 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance. In addition, the terms of the purchase and sale agreement relating to the transaction require Continental Resources to obtain the approval of a majority of the issued and outstanding shares held by Continental Resources’ shareholders other than members of Continental Resources’ Board of Directors, Continental Resources’ executive officers, Mr. Hamm and his affiliates, and Mr. Hume and his affiliates. Pursuant to the terms of the purchase and sale agreement, if the transaction is not approved by such shareholders the purchase and sale agreement will terminate without the payment of fees to either Continental Resources or Wheatland. In addition, Continental Resources has the ability to terminate the purchase and sale agreement at any time prior to the consummation of the transaction.

Additional Information

IN CONNECTION WITH THE TRANSACTION, CONTINENTAL RESOURCES WILL FILE A PROXY STATEMENT AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING CONTINENTAL RESOURCES, WHEATLAND AND THE TRANSACTION.

A definitive proxy statement will be sent or made available to stockholders of Continental Resources seeking their approval of the transaction as described above. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Continental Resources with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement (when available) and such other documents relating to Continental Resources may also be obtained free of charge by directing a request to Corporate Secretary, Continental Resources, Inc., 20 N. Broadway, Oklahoma City, Oklahoma 73102 or from Continental Resources’ website, www.CLR.com or at www.contres.com.

Continental Resources and its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the proxy statement when it becomes available.

About Continental Resources

Continental Resources is at the forefront of the exploration and production of oil and natural gas resources in the United States and is the largest producer of oil in the Williston Basin. Using the latest technology in horizontal drilling, Continental is leading the development of key oil and natural gas resources in the continental U.S., including the Woodford resource play in Oklahoma and the nation’s premier oil play, the Bakken resource play in North Dakota and Montana. For more information, visit www.CLR.com.

Forward-Looking Statements

This press release includes forward-looking information that is subject to a number of risks and uncertainties, many of which are beyond the Company’s control. Other than historical facts included in this press release, all information regarding strategy, future operations, drilling plans, estimated reserves, future production, estimated capital expenditures, projected costs, the potential of drilling prospects and other plans and objectives of management are forward-looking information. In addition, no assurance can be had that the transaction contemplated by the purchase and sale agreement will be consummated or, if it is consummated, regarding the timing of any transaction. All forward-looking statements speak only as of the date of this press release. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Actual results may differ materially from those anticipated due to many factors, including oil and natural gas prices, industry conditions, drilling results, uncertainties in estimating reserves, uncertainties in estimating future production from enhanced recovery operations, availability of drilling rigs and other services, availability of crude oil and natural gas transportation capacity, availability of capital resources and other factors listed in reports we have filed or may file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

CONTACTS: Continental Resources, Inc.
Investors	Media
Warren Henry, VP Investor Relations	Kristin Miskovsky, VP Public Relations
580-548-5127	405-234-9480
warrenhenry@contres.com	kristinmiskovsky@contres.com